Exhibit 10.2 Personal and Confidential May 13, 2016 Kevin J. Kennedy Re: Executive Change in Control Agreement Dear Kevin: On behalf of Avaya Inc. (the “Company”), I am pleased to offer you the opportunity to receive an Executive Change in Control Agreement (this “Agreement”). AVAYA INC. EXECUTIVE CHANGE IN CONTROL AGREEMENT This Agreement is entered into by and between Avaya Inc., a Delaware corporation (the “Company,” which term will include any successor to the Company as the context requires), and Kevin J. Kennedy (the “Executive”), effective as of May 13, 2016 (the “Effective Date”). WITNESSETH: WHEREAS, the Company has determined that it is in the best interests of the Company and its shareholders and affiliated companies to facilitate the Executive’s continued dedication, notwithstanding the occurrence of a Change in Control of the Company; WHEREAS, the Company believes it is imperative to diminish the Executive’s inevitable distraction by virtue of the personal uncertainties and risks created by the circumstances surrounding a Change in Control and to encourage the Executive’s full attention and dedication to the Company and its affiliated companies currently and in the event of a Change in Control; and WHEREAS, in order to accomplish the aforementioned objectives, the Company is entering into this Agreement. NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, the parties hereby agree as follows (with capitalized terms not otherwise defined in this Agreement having the meaning set forth in Appendix A): 1. Term. The “Term” of this Agreement is the period commencing on the Effective Date and ending on the third anniversary thereof; provided, however, that commencing on the first anniversary of the Effective Date, and on each annual anniversary thereof (such date and each annual anniversary thereof shall be hereinafter referred to as the “Renewal Date”), unless

2 previously terminated, the Term shall be automatically extended so as to terminate three years from such Renewal Date, unless at least sixty (60) days prior to the Renewal Date, the Company provides written notice to the Executive that the Term shall not be so extended. Notwithstanding anything in this Agreement to the contrary, if a Change in Control occurs during the Term, then the Term shall be extended, and this Agreement shall remain in effect until all of the Company’s obligations hereunder are fulfilled. 2. Employment Period. Subject to the terms and conditions of this Agreement (including Section 3), the Company hereby agrees to continue the Executive in its employ for the period commencing on the first date on which a Change in Control occurs during the Term and ending on the second anniversary of such date (the “Employment Period”). 3. Termination of Employment. (a) Termination. Notwithstanding anything to the contrary contained herein, the Executive’s employment during the Employment Period (i) shall automatically be terminated upon the Executive’s death, (ii) may be terminated by the Company due to the Executive’s Disability, (iii) may be terminated by the Company with or without Cause and (iv) may be terminated by the Executive with or without Good Reason. (b) Qualifying Termination. Subject to this Section 3(b), if, and only if, the Executive is terminated during the Employment Period (i) by the Company for any reason other than (A) for Cause or (B) due to the Executive’s death or Disability or (ii) by the Executive for Good Reason (with a termination under subsections (i) or (ii), a “Qualifying Termination”), the Executive shall be entitled to the payments and benefits described in Section 4. Notwithstanding the foregoing, in the event the Executive’s employment is terminated in a Qualifying Termination during the six (6) month period preceding a Change in Control, such termination shall, upon the occurrence of the Change in Control, be considered to be a Qualifying Termination covered under this Agreement, and the Executive shall be entitled to the payments and benefits described in Section 4. (c) Disability. The Company may terminate the Executive’s employment during the Employment Period due to the Executive’s Disability. If the Company determines in good faith that the Disability of the Executive has occurred during the Employment Period, it may give to the Executive written notice in accordance with Section 12(b) of its intention to terminate the Executive’s employment. In such event, the Executive’s employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Executive (the “Disability Effective Date”). (d) Notice of Termination. Any termination of the Executive (other than due to the Executive’s death) during the Employment Period, whether by the Company or by the Executive, shall be communicated by Notice of Termination to the other party in accordance with Section 12(b). 4. Obligations of the Company upon a Qualifying Termination: If the Executive’s employment is terminated in a Qualifying Termination described in Section 3(b):

3 (a) The Company shall pay to the Executive in a lump sum in cash, within 30 days after the Date of Termination (or such shorter period as required by law), the aggregate of the following amounts: (i) the Executive’s Accrued Obligations; (ii) an amount equal to the product of (A) two and a half, times (B) the sum of the Executive’s (x) Base Salary and (y) Annual Bonus; and (iii) an amount equal to eighteen (18) months of the Company’s portion of the Executive’s Consolidated Omnibus Budget Reconciliation Act of 1985 (as amended) premiums, calculated such that the Executive would have the same level and cost of coverage during the Continuation Period as if the Executive remained an employee of the Company (excluding, for purposes of calculating cost, an employee’s ability to pay premiums with pre-tax dollars). (b) With respect to the outstanding incentive awards (the “Incentive Awards”): (i) all outstanding long-term incentive awards, whether cash- or equity-based (the “LTI Awards”), granted to the Executive shall be fully vested and earned; and (ii) any outstanding option, stock appreciation right and other outstanding award in the nature of a right that may be exercised, which was granted to the Executive and not previously exercisable and vested, shall become fully exercisable and vested, and each such right (whether or not previously vested) held by the Executive as of the Date of Termination shall remain exercisable until the earlier of (i) the expiration of the original term of such right (without giving effect to any early termination thereof) or (ii) the last day the period of exercisability may be extended without violation of Section 409A of the Code; and (iii) the restrictions, deferral limitations, and forfeiture conditions applicable to any outstanding award (other than eligibility for an annual bonus) granted to the Executive under an incentive compensation plan, practice, policy or program shall lapse, and such award shall be deemed fully vested. The terms of this Section 4(b) shall supersede any and all provisions triggered by a change in control (or similar term) under the long-term incentive plans, practices, policies or programs applicable to the Incentive Awards or LTI Awards. For the avoidance of doubt, the Executive’s Incentive Awards and LTI Awards will be treated as set forth in this Section 4(b), regardless of the terms of the applicable plan, practice, policy or program. (c) Payments and benefits provided in this Section 4 shall be in lieu of any termination or severance payments or benefits for which the Executive may be eligible under any of the plans, policies or programs of the Company or under the Worker Adjustment Retraining Notification Act of 1988 or any similar state statute or regulation. 5. Release. Any and all amounts payable and benefits or additional rights provided pursuant to this Agreement (exclusive of those provided under Section 4(a)(i)) shall only be

4 payable if the Executive delivers to the Company and does not revoke a general release of all claims in favor of the Company in the form attached hereto as Exhibit A, within thirty (30) days of the Executive’s Date of Termination. 6. Non-Qualifying Terminations. In the event the Executive’s employment is terminated during the Employment Period other than in a manner described in Section 3(b), the Executive (or, as applicable, the Executive’s estate or designated beneficiaries) shall be entitled to receive the Accrued Obligations and all other amounts or benefits required to be paid or provided or which the Executive is eligible to receive under any plan, program, policy or practice or contract or agreement of the Company and its affiliated companies. 7. Tax Matters. (a) Withholding. Any payments made or benefits provided to the Executive under this Agreement shall be reduced by any applicable withholding taxes or other amounts required to be withheld by law or contract. (b) Section 409A Compliance. (i) The intent of the parties is that payments and benefits under this Agreement comply with Internal Revenue Code Section 409A and the regulations and guidance promulgated thereunder (collectively “Code Section 409A”), and accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be in compliance therewith. If the Executive notifies the Company (with specificity as to the reason therefore) that the Executive believes that any provision of this Agreement (or of any award of compensation, including equity compensation or benefits) would cause the Executive to incur any additional tax or interest under Code Section 409A and the Company concurs with such belief or the Company (without any obligation whatsoever to do so) independently makes such determination, the Company shall, after consulting with the Executive, reform such provision to try to comply with Code Section 409A through good faith modifications to the minimum extent reasonably appropriate to conform with Code Section 409A. To the extent that any provision hereof is modified in order to comply with Code Section 409A, such modification shall be made in good faith and shall, to the maximum extent reasonably possible, maintain the original intent and economic benefit to the Executive and the Company of the applicable provision without violating the provisions of Code Section 409A. (ii) Notwithstanding any provision to the contrary in this Agreement, if the Executive is deemed on the date of termination to be a “specified employee” within the meaning of that term under Code Section 409A(a)(2)(B), then with regard to any payment or the provision of any benefit that is required to be delayed in compliance with Code Section 409A(a)(2)(B), such payment or benefit shall not be made or provided (subject to the last sentence of this Section 7(b)(ii)) prior to the earlier of (A) the expiration of the six (6)-month period measured from the date of the Executive’s “separation from service” (as such term is defined under Code Section 409A), and (B) the date of the Executive’s death (the “Delay Period”). Upon the expiration of the Delay Period, all payments and benefits delayed pursuant to this Section 7(b)(ii) (whether they would have otherwise been payable in a single sum or in installments in the absence of such delay) shall be paid or reimbursed to the Executive in a lump sum, and any

5 remaining payments and benefits due under this Agreement shall be paid or provided in accordance with the normal payment dates specified for them herein. For purposes of this Agreement, the “Separation Pay Limit” shall mean, two times the lesser of (A) the Executive’s annualized compensation based on the Executive’s annual rate of pay for the taxable year of the Executive preceding the taxable year in which the Executive has a “separation from service,” and (B) the maximum amount that may be taken into account under a tax qualified plan pursuant to Code Section 401(a)(17) for the year in which the Executive incurs a “separation from service.” (iii) In no event whatsoever (as a result of Section 7(b)(i) and (ii) hereof or otherwise) shall the Company be liable for any additional tax, interest or penalties that may be imposed on the Executive by Code Section 409A or any damages for failing to comply with Code Section 409A or Section 7(b)(i) and (ii) hereof. 8. Non-exclusivity of Rights. Except as otherwise expressly provided for in this Agreement, nothing in this Agreement shall prevent or limit the Executive’s continuing or future participation in any plan, program, policy or practice provided by the Company or any of its affiliated companies and for which the Executive may qualify, nor shall anything herein limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company or any of its affiliated companies. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company or any of its affiliated companies at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement, except as explicitly modified by this Agreement. 9. Full Settlement. The Company’s obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement, and except as otherwise expressly provided for in this Agreement, such amounts shall not be reduced whether or not the Executive obtains other employment. The Company agrees to pay, to the fullest extent permitted by law, all legal fees and expenses which the Executive may reasonably incur at all stages of proceedings, including, without limitation, preparation and appellate review, as a result of any contest (regardless of whether formal legal proceedings are ever commenced and regardless of the outcome thereof) by the Company, the Executive or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Executive about the amount of any payment pursuant to this Agreement), plus in each case interest on any delayed payment at the applicable Federal rate provided for in Section 7872(f)(2)(A) of the Code. 10. Code Section 280G Best-Net Cutback. (a) Notwithstanding any other provision of this Agreement or any other plan, arrangement or agreement to the contrary, if any of the payments or benefits provided or to be provided by the Company or its Affiliates to the Executive or for the Executive’s benefit pursuant to the terms of this Agreement or otherwise (“Covered Payments”) constitute parachute

6 payments (“Parachute Payments”) within the meaning of Code Section 280G and would, but for this Section 10, be subject to the excise tax imposed under Code Section 4999 (or any successor provision thereto) or any similar tax imposed by state or local law or any interest or penalties with respect to such taxes (collectively, the “Excise Tax”), then, at the Company’s or the Executive’s election, the Covered Payments shall be either: (i) reduced to the minimum extent necessary to ensure that no portion of the Covered Payments is subject to the Excise Tax (that amount, the “Reduced Amount”); or (ii) payable in full if the Executive’s receipt on an after-tax basis of the full amount of payments and benefits (after taking into account the applicable federal, state, local and foreign income, employment and excise taxes (including the Excise Tax)) would result in the Executive receiving an amount greater than the Reduced Amount. (b) Any such reduction, whether elected by the Company or the Executive, shall be made in accordance with Section 409A of the Code and the following: (x) the Covered Payments that do not constitute nonqualified deferred compensation subject to Section 409A of the Code shall be reduced first; and (y) all other Covered Payments shall then be reduced as follows: (i) cash payments shall be reduced before non-cash payments; and (ii) payments to be made on a later payment date shall be reduced before payments to be made on an earlier payment date. (c) In the event that any of the Covered Payments would constitute Parachute Payments as described in Section 10(a) and the Company qualifies for the exemption for small business corporations set forth in Code Section 280G(b)(5), the Company will, if requested by the Executive, use its reasonable best efforts to obtain stockholder approval of the payment of the Covered Payments as provided in Code Section 280G(b)(5), which stockholder approval (if obtained) would result in no portion of the Covered Payments being subject to the Excise Tax. (d) Any determination required under this Section 10 shall be made in writing in good faith by an independent accounting firm selected by the Company (the “Accountants”), which shall provide detailed supporting calculations to the Company and the Executive as requested by the Company or the Executive. The Company and the Executive shall provide the Accountants with such information and documents as the Accountants may reasonably request in order to make a determination under this Section 10. For purposes of making the calculations and determinations required by this Section 10, the Accountants may rely on reasonable, good faith assumptions and approximations concerning the application of Code Section 280G and Code Section 4999. The Accountants’ determinations shall be final and binding on the Company and the Executive. The Company shall be responsible for all fees and expenses incurred by the Accountants in connection with the calculations required by this Section 10. 11. Successors. This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive’s legal representatives. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, “Company” shall mean the Company as hereinbefore defined and any successor to its business

7 and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise. 12. Miscellaneous. (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives. (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows: If to the Executive: To the Executive’s address on file with the Company If to the Company: Avaya Inc. 4655 Great America Parkway Santa Clara, CA 95054 Attention: Human Resources - Executive Compensation or such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee. (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. (d) The Company may withhold from any amounts payable under this Agreement such Federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation. (e) The Executive’s or the Company’s failure to insist upon strict compliance with any provision hereof or any other provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement. (f) The Executive and the Company acknowledge that, except as may otherwise be provided under any other written agreement between the Executive and the

8 Company, the employment of the Executive by the Company is “at will” and, prior to the Effective Date, may be terminated by either the Executive or the Company at any time. IN WITNESS WHEREOF, the Executive has hereunto set the Executive’s hand and, pursuant to the authorization from the Board of Directors, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written. AVAYA INC. John Marren Chairman of the Board of Directors EXECUTIVE _______/s/ Kevin J. Kennedy_______ Kevin J. Kennedy

9 KE 39910590.2 APPENDIX A DEFINITIONS 1. “Accrued Obligations” means the sum of (a) the Executive’s annual base salary through the Date of Termination to the extent not theretofore paid, (b) the product of (i) the Executive’s Annual Bonus and (ii) a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination, and the denominator of which is 365, and (c) any accrued vacation pay, to the extent not theretofore paid. 2. “Annual Bonus” means the Executive’s Target Bonus in effect immediately prior to (x) the Change in Control or (y) the Executive’s Date of Termination, whichever is greater. 3. “Base Salary” means the greater of the Executive’s annual base salary in effect immediately prior to (a) the Change in Control and (b) the Executive’s Date of Termination. 4. “Cause” means: (a) the willful and continued failure by the Executive to perform substantially all of his duties with the Company (other than any such failure resulting from the Executive’s incapacity due to physical or mental illness), after a demand for substantial performance is delivered to the Executive by the Board which specifically identifies the manner in which the Board believes that the Executive has not substantially performed his duties, or (b) the willful engaging by the Executive in criminal conduct that is materially and demonstrably injurious to the Company. No act or failure to act, on the Executive’s part shall be considered “willful” unless done, or omitted to be done, by the Executive in bad faith and without reasonable belief that the Executive’s action or omission was in, or not opposed to, the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company. Notwithstanding the foregoing, “Cause” for termination the Executive shall not exist unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than three quarters of the entire membership of the Board at a meeting of the Board called and held for the purpose (after reasonable notice to the Executive and an opportunity for the Executive, together with the Executive’s counsel, to be heard before the Board), finding that in the good faith opinion of the Board the Executive was guilty of the conduct set forth above in (a) or (b) of this paragraph and specifying the particulars thereof in detail. 5. “Change in Control” means the first (and only the first) to occur of the following: a. the consummation of a merger, sale, transfer, conveyance or transaction involving the Company or its affiliates, such that, immediately following such transaction or disposition (or series of related transactions or dispositions), the Sponsors and their affiliates beneficially own securities representing less than 50% of the voting power of all outstanding voting securities of the Company; b. the disposition, by the Sponsors and their affiliates, in one or a series of transactions, of the equity securities of the Company, such that the Sponsors and their affiliates beneficially own securities representing less than 50% of the voting power of all outstanding voting securities of the Company; or c. the consummation of the sale, lease, transfer, conveyance or other disposition, in one or a series of transactions, of all or substantially all of the assets of the Company and its subsidiaries taken as a whole, to any “person” (as such term is defined in Section 13(d)(3) of the Exchange Act) other than to the Sponsor or any affiliate. 6. “Continuation Period” means the eighteen (18)-month period commencing on the Date of Termination. 7. “Date of Termination” shall mean (a) if the Executive’s employment is terminated by the Company for Cause, or by the Executive for Good Reason, the date of receipt of the Notice of Termination or any later date specified therein, as the case may be, (b) if the Executive’s employment is terminated by the Company other than for Cause or Disability, the Date of Termination shall be the date on which the Company notifies the Executive of such termination, and (c) if the Executive’s employment is terminated by reason of Disability, the Date of Termination shall be the Disability Effective Date. 8. “Disability” shall mean the absence of the Executive from the Executive’s duties with the Company for 180 consecutive business days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Executive or the Executive’s legal representative (such agreement as to acceptability not to be withheld unreasonably). 9. “Good Reason” means the occurrence, without the Executive’s express written consent (which may be withheld for any reason or no reason), of any of the events or conditions described in the following subsections (a) through (g), provided that the Executive provides notice to the Company within sixty (60) days following the first occurrence of any such event or condition and the Company does not fully correct the situation within thirty (30) days after such notice of Good Reason: a. a material reduction by the Company in the Executive’s Base Salary; or b. a material breach of the Executive Employment Agreement, by and between the Executive, the Company and Sierra Holdings Corp., a Delaware Corporation (the “Parent”), dated as of November 26, 2008 (the “Employment Agreement”), by the Company, which shall include a material reduction or material negative change by the Company in the type or level of compensation and benefits (other than Base Salary) to which the Executive is entitled under the Employment Agreement, other than any such reduction or change that is part of and consistent with a general reduction or change applicable to all senior officers of the Company; or c. a material failure by the Company to pay or provide to the Executive any compensation or benefits to which the Executive is entitled; or

d. a change in the Executive’s status, positions, titles, offices or responsibilities that constitutes a material and adverse change from the Executive’s status, positions, titles, offices or responsibilities as in effect immediately before such change; or the assignment to the Executive of any duties or responsibilities that are materially and adversely inconsistent with the Executive’s status, positions, titles, offices or responsibilities as in effect immediately before such assignment; or any removal of the Executive from or failure to reappoint or reelect the Executive to any of such positions, titles or offices; provided that termination of the Executive’s employment by the Company for Cause (as defined in the Employment Agreement), by the Executive other than for Good Reason (as defined in any of the other subsections of this paragraph 9) or as a result of the Executive’s death or Disability shall not be-deemed to constitute or result in Good Reason under this subsection (d); or e. the Company changing the location of its principal executive offices to a location more than fifty (50) miles from the location of such offices immediately prior to the effective date of the Employment Agreement; or f. any material breach by the Parent or the Company of the Employment Agreement or any other agreement between the Parent or the Company and the Executive incorporated by reference in the Employment Agreement; or g. the provision of notice by the Company pursuant to Section 1.1 of nonrenewal of the Employment Agreement. Any resignation for Good Reason following the thirty (30) day correction period set forth above must occur no later than the date that is six (6) months following the initial occurrence of one of the foregoing events or conditions without the Executive’s express written consent. For purposes of this Paragraph 8, the Executive’s good faith determination of “Good Reason” shall be conclusive. 10. “Notice of Termination” shall mean a written notice which (a) indicates the specific termination provision in this Agreement relied upon, (b) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive’s employment under the provision so indicated, and (c) if the Date of Termination is other than the date of receipt of such notice, specifies the Date of Termination (which, except in the case of a termination due to a Disability, date shall be not more than fifteen (15) days after the giving of such notice). The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstances which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company hereunder or preclude the Executive or the Company from asserting such fact or circumstance in enforcing the Executive’s or the Company’s rights hereunder. 11. “Sponsors” means each of (a)(1) Silver Lake Partners II, L.P., (2) Silver Lake Technology Investors II, L.P., (3) Silver Lake Partners III, L.P., and Silver Lake Technology Investors III, L.P. and their respective affiliates who become stockholders of Avaya Holdings

Corp., and (b)(1) TPG Partners V, L.P., (2) TPG FOF V-A, L.P., (3) TPG VOV F-B, L.P. and their respective affiliates who become stockholders of Avaya Holdings Corp. 12. “Target Bonus” means the greater of (a) 150% of Base Salary or (b) the percentage of Base Salary specifically identified by the Company’s compensation committee as the Executive’s target annual bonus. For the avoidance of doubt, the Executive’s target bonus under the Avaya Inc. 2016 Key Employee Incentive Plan (or its successor) shall not be the Target Bonus for purposes of this Agreement.

Exhibit A-1 KE 39910590.2 EXHIBIT A GENERAL RELEASE I, Kevin J. Kennedy, in consideration of and subject to the performance by Avaya Inc. (together with its subsidiaries, the “Company”), of its obligations under the Company Executive Change in Control Agreement, dated as of May 13, 2016 (the “Agreement”), do hereby release and forever discharge as of the date hereof the Company and its respective affiliates and all present, former and future managers, directors, officers, employees, successors and assigns of the Company and its affiliates and direct or indirect owners (collectively, the “Released Parties”) to the extent provided below (this “General Release”). The Released Parties are intended to be third-party beneficiaries of this General Release, and this General Release may be enforced by each of them in accordance with the terms hereof in respect of the rights granted to such Released Parties hereunder. Terms used herein but not otherwise defined shall have the meanings given to them in the Agreement. 1. I understand that any payments or benefits paid or granted to me under Section 4 of the Agreement represent, in part, consideration for signing this General Release and are not salary, wages or benefits to which I was already entitled. I understand and agree that I will not receive certain of the payments and benefits specified in Section 4 of the Agreement, unless I execute this General Release and do not revoke this General Release within the time period permitted hereafter. Such payments and benefits will not be considered compensation for purposes of any employee benefit plan, program, policy or arrangement maintained or hereafter established by the Company or its affiliates. 2. Except as provided in paragraphs 5 and 6 below and except for the provisions of the Agreement which expressly survive the termination of my employment with the Company, I knowingly and voluntarily (for myself, my heirs, executors, administrators and assigns) release and forever discharge the Company and the other Released Parties from any and all claims, suits, controversies, actions, causes of action, cross-claims, counter-claims, demands, debts, compensatory damages, liquidated damages, punitive or exemplary damages, other damages, claims for costs and attorneys’ fees, or liabilities of any nature whatsoever in law and in equity, both past and present (through the date that this General Release becomes effective and enforceable) and whether known or unknown, suspected, or claimed against the Company or any of the Released Parties which I, my spouse, or any of my heirs, executors, administrators or assigns, may have, which arise out of or are connected with my employment with, or my separation or termination from, the Company (including, but not limited to, any allegation, claim or violation, arising under: Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Age Discrimination in Employment Act of 1967, as amended (including the Older Workers Benefit Protection Act); the Equal Pay Act of 1963, as amended; the Americans with Disabilities Act of 1990; the Family and Medical Leave Act of 1993; the Worker Adjustment Retraining and Notification Act; the Employee Retirement Income Security Act of 1974; any applicable Executive Order Programs; the Fair Labor Standards Act; or their state or local counterparts; or under any other federal, state or local civil or human rights law, or under any other local, state, or federal law, regulation or ordinance; or under any public policy, contract or tort, or under common law; or arising under any policies, practices or procedures of the Company; or any claim for wrongful discharge, breach of contract, infliction of emotional

Exhibit A-2 KE 39910590.2 distress, defamation; or any claim for costs, fees, or other expenses, including attorneys’ fees incurred in these matters) (all of the foregoing collectively referred to herein as the “Claims”). 3. The released claims described in paragraph 2 hereof include all such claims, whether known or unknown by me. Therefore, I waive the effect of California Civil Code Section 1542 and any other analogous provision of applicable law of any jurisdiction. Section 1542 states: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN TO HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.” 4. I represent that I have made no assignment or transfer of any right, claim, demand, cause of action, or other matter covered by paragraph 2 above. 5. I agree that this General Release does not waive or release any rights or claims that I may have under the Age Discrimination in Employment Act of 1967 which arise after the date I execute this General Release. I acknowledge and agree that my separation from employment with the Company in compliance with the terms of the Agreement shall not serve as the basis for any claim or action (including, without limitation, any claim under the Age Discrimination in Employment Act of 1967). 6. I agree that I hereby waive all rights to sue or obtain equitable, remedial or punitive relief from any or all Released Parties of any kind whatsoever in respect of any Claim, including, without limitation, reinstatement, back pay, front pay, and any form of injunctive relief. Notwithstanding the above, I further acknowledge that I am not waiving and am not being required to waive any right that cannot be waived under law, including the right to file an administrative charge or participate in an administrative investigation or proceeding; provided, however, that I disclaim and waive any right to share or participate in any monetary award resulting from the prosecution of such charge or investigation or proceeding. Additionally, I am not waiving (i) any right to the Accrued Obligations or any other benefits to which I am entitled under the Agreement, (ii) any claim relating to directors’ and officers’ liability insurance coverage or any right of indemnification under the Company’s organizational documents or otherwise, or (iii) my rights as an equity or security holder in the Company or its affiliates. 7. In signing this General Release, I acknowledge and intend that it shall be effective as a bar to each and every one of the Claims hereinabove mentioned or implied. I expressly consent that this General Release shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected Claims (notwithstanding any state or local statute that expressly limits the effectiveness of a general release of unknown, unsuspected and unanticipated Claims), if any, as well as those relating to any other Claims hereinabove mentioned or implied. I acknowledge and agree that this waiver is an essential and material term of this General Release and that without such waiver the Company would not have agreed to the terms of the Agreement. I further agree that in the event I should bring a Claim seeking damages against the Company, or in the event I should seek to recover

Exhibit A-3 KE 39910590.2 against the Company in any Claim brought by a governmental agency on my behalf, this General Release shall serve as a complete defense to such Claims to the maximum extent permitted by law. I further agree that I am not aware of any pending claim of the type described in paragraph 2 above as of the execution of this General Release. 8. I agree that neither this General Release, nor the furnishing of the consideration for this General Release, shall be deemed or construed at any time to be an admission by the Company, any Released Party or myself of any improper or unlawful conduct. 9. I agree that if I violate this General Release by suing the Company or the other Released Parties, I will pay all costs and expenses of defending against the suit incurred by the Released Parties, including reasonable attorneys’ fees. 10. I agree that this General Release and the Agreement are confidential and agree not to disclose any information regarding the terms of this General Release or the Agreement, except to my immediate family and any tax, legal or other counsel I have consulted regarding the meaning or effect hereof or as required by law, and I will instruct each of the foregoing not to disclose the same to anyone. 11. Any non-disclosure provision in this General Release does not prohibit or restrict me (or my attorney) from responding to any inquiry about this General Release or its underlying facts and circumstances by the Securities and Exchange Commission (SEC), the Financial Industry Regulatory Authority (FINRA), any other self-regulatory organization or any governmental entity. 12. I hereby acknowledge that Sections 7 through 12 of the Agreement shall survive my execution of this General Release. 13. I represent that I am not aware of any claim by me other than the claims that are released by this General Release. I acknowledge that I may hereafter discover claims or facts in addition to or different than those which I now know or believe to exist with respect to the subject matter of the release set forth in paragraph 2 above and which, if known or suspected at the time of entering into this General Release, may have materially affected this General Release and my decision to enter into it. 14. Notwithstanding anything in this General Release to the contrary, this General Release shall not relinquish, diminish, or in any way affect any rights or claims arising out of any breach by the Company or by any Released Party of the Agreement after the date hereof. 15. Whenever possible, each provision of this General Release shall be interpreted in, such manner as to be effective and valid under applicable law, but if any provision of this General Release is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this General Release shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

Exhibit A-4 KE 39910590.2 16. I agree that, as reasonably requested by the Company with notice, I shall cooperate fully with any pending or future litigation, arbitration, business or investigatory matter. The Company agrees to pay the reasonable expenses associated with such cooperation. BY SIGNING THIS GENERAL RELEASE, I REPRESENT AND AGREE THAT: (i) I HAVE READ IT CAREFULLY; (ii) I UNDERSTAND ALL OF ITS TERMS AND KNOW THAT I AM GIVING UP IMPORTANT RIGHTS, INCLUDING, BUT NOT LIMITED TO, RIGHTS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AS AMENDED; TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, AS AMENDED; THE EQUAL PAY ACT OF 1963, THE AMERICANS WITH DISABILITIES ACT OF 1990; AND THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED; (iii) I VOLUNTARILY CONSENT TO EVERYTHING IN IT; (iv) I HAVE BEEN ADVISED TO CONSULT WITH AN ATTORNEY BEFORE EXECUTING IT AND I HAVE DONE SO OR, AFTER CAREFUL READING AND CONSIDERATION, I HAVE CHOSEN NOT TO DO SO OF MY OWN VOLITION; (v) I HAVE HAD AT LEAST [21][45] DAYS FROM THE DATE OF MY RECEIPT OF THIS RELEASE TO CONSIDER IT, AND THE CHANGES MADE SINCE MY RECEIPT OF THIS RELEASE ARE NOT MATERIAL OR WERE MADE AT MY REQUEST AND WILL NOT RESTART THE REQUIRED [21][45]-DAY PERIOD; (vi) I UNDERSTAND THAT I HAVE SEVEN (7) DAYS AFTER THE EXECUTION OF THIS RELEASE TO REVOKE IT, AND THAT THIS RELEASE SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THE REVOCATION PERIOD HAS EXPIRED; (vii) I HAVE SIGNED THIS GENERAL RELEASE KNOWINGLY AND VOLUNTARILY AND WITH THE ADVICE OF ANY COUNSEL RETAINED TO ADVISE ME WITH RESPECT TO IT; AND (viii) I AGREE THAT THE PROVISIONS OF THIS GENERAL RELEASE MAY NOT BE AMENDED, WAIVED, CHANGED OR MODIFIED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE COMPANY AND BY ME. SIGNED: DATED: